UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2011

Microsemi Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-08866	95-2110371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Enterprise Drive Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 221-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 22, 2011, Microsemi Corporation (“Microsemi”) held a conference call to discuss the acquisition of Zarlink Semiconductor Inc. (“Zarlink”), a transcript of which call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On September 22, 2011, Microsemi and Zarlink issued a joint press release announcing they have entered into a Support Agreement pursuant to which Microsemi, through a wholly-owned subsidiary, will amend its previously announced offers to increase the price offered for all of the issued and outstanding common shares (the “Shares”) and 6% unsecured, subordinated convertible debentures maturing September 30, 2012 (the “Debentures”) of Zarlink to CAD$3.98 in cash per Share and CAD$1,624.49 in cash per CAD$1,000 principal amount of Debentures plus accrued and unpaid interest to the date Debentures are taken up. A copy of the joint press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Transcript of Conference Call held on September 22, 2011.

99.2	Joint press release issued by Microsemi Corporation and Zarlink Semiconductor Inc. on September 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microsemi Corporation
(Registrant)

	By:	/s/ JOHN W. HOHENER
Date: September 22, 2011		John W. Hohener
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Transcript of Conference Call held on September 22, 2011.

99.2	Joint press release issued by Microsemi Corporation and Zarlink Semiconductor Inc. on September 22, 2011.